Execution

EX-99.g.1.vii

AMENDMENT NO. 7 TO MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of April 1, 2025 (“Effective Date”) to that certain Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (as amended, restated, supplemented, or otherwise modified, the “Agreement”) by and between each investment company set forth on Appendix D thereto (referred to herein, each separately, as the “Fund”), on behalf of its respective Series, and The Bank of New York Mellon (referred to herein as the “Custodian”).

BACKGROUND:

A.	Custodian serves as custodian and performs certain services for the Funds pursuant to the Agreement.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

The parties hereby agree that:

1.	The first sentence of Article IV Section 7.a of the Agreement is hereby deleted in its entirety and replaced with the following: The term of this Agreement shall continue until March 31, 2030 (the “Initial Term”).

2.	For clarity, as of the Effective Date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above).

3.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter hereof.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the governing body of the Fund.

(d)	This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may

Execution

occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/Robert M Stein Jr.
Name:	Robert M Stein Jr
Title:	Vice President

OPTIMUM FUND TRUST,

On behalf of the following Series

Optimum Fixed Income Fund

Optimum International Fund

Optimum Large Cap Growth Fund

Optimum Large Cap Value Fund

Optimum Small-Mid Cap Growth Fund

Optimum Small-Mid Cap Value Fund

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer